UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 26, 2015
Date of Report (Date of earliest event reported)

GMCI CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-54629	42-2110431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Level 1 Tower 1 Avenue 3 The Horizon Bangsar South City Kuala Lumpur, Malaysia	59200
(Address of principal executive offices)	(Postal Code)

60-3-2242-2259
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPELTION OF ACQUISITION OR DISPOSITION OF ASSETS.

On March 26, 2015, GMCI Corp. (previously known as “Pacific Metals Corp.”), a Nevada corporation (the “Company” or “GMCI”), entered into a Share Exchange Agreement (the “SBS Agreement”) with all of the shareholders of SBS Mining Corp. Malaysia Sd. Bhd., (“SBS”) a Malaysian corporation.  Pursuant to the Share Exchange Agreement, the Company acquired 600,000 shares of capital stock of SBS from the SBS Shareholders and in exchange issued 500,000,000 restricted shares of its common stock to the SBS Shareholders.  As a result of the Share Exchange Agreement, (i) the Company’s principal business became the business of SBS and (ii) SBS became a wholly owned subsidiary of the Company.
The completion of the SBS Agreement resulted in the Company changing its line of business, and, as a result, the Company has included below the information that would be required if the Company were filing a general form for registration of securities on Form 10 under the Securities Exchange Act of 1934.

FORM 10 INFORAMTION

Item 1. Business.

FORWARD-LOOKING STATEMENTS
This report contains forward-looking statements. These statements relate to future events or our future financial performance. These statements often can be identified by the use of terms such as "may," "will," "expect," "believe," "anticipate," "estimate," "approximate" or "continue," or the negative thereof. We intend that such forward-looking statements be subject to the safe harbors for such statements. We wish to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Any forward-looking statements represent management's best judgment as to what may occur in the future. However, forward-looking statements are subject to risks, uncertainties and important factors beyond our control that could cause actual results and events to differ materially from historical results of operations and events and those presently anticipated or projected. We disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events.

The Company

GENERAL

GMCI Corp. (“GMCI,” or the “Company”) was incorporated in the State of Nevada on June 28, 2006, under the name “Pacific Metals Corp.”. On March 17, 2015, the Company changed its name to “GMCI Corp.” by conducting a statutory merger with its wholly-owned subsidiary, GMCI Corp., pursuant to Nevada Revised Statutes 92A.200 et. seq. As a result of such merger, the Company was the surviving entity.

On December 12, 2014, a change in control of the Company occurred by virtue of the company's largest shareholder, Pacific Gold Corp., selling 15,110,823 shares of the Company's common stock to Legacy Fiduciary Services Limited. Such shares represented 75.2% of the Company's total issued and outstanding shares of common stock at the time of the transaction. As part of the sale of the shares, Legacy Fiduciary Services Limited arranged to appoint Mr. Lok Khing Ming as the sole officer and director of the Company at the time.

On January 2, 2015, the Company filed a Certificate of Amendment with the State of Nevada to (a) increase the number of authorized shares of Common Stock from 200 million shares to 4 billion shares; and (b) decrease all of the Company's then issued and outstanding shares of Common Stock at a ratio of one (1) share for every 25 existing shares, with all fractional shares to be purchased by the Company at the price of $0.02 per share (the "Reverse Split"). These actions were taken by the Company's Board of Directors after receiving the written consent of shareholders holding 82.7% of the Company's voting shares.

On March 26, 2015, the Company, entered into a Share Exchange Agreement (the "SBS Agreement") with all of the shareholders of SBS Mining Corp. Malaysia Sd. Bhd., ("SBS") a Malaysian corporation whose primary business is mining and exploration of properties located in Malaysia.  Pursuant to the Share Exchange Agreement, the Company acquired 600,000 shares of capital stock of SBS from the SBS Shareholders and in exchange issued 500,000,000 restricted shares of its common stock to the SBS Shareholders.

The 600,000 shares of SBS constituted all of the issued and outstanding shares of SBS and were held by a total of three (3) shareholders, including the Company's sole director and Chief Executive Officer, Mr. Lok Khing Ming. Mr. Lok Khing Ming owned ten percent (10%) of SBS, or 60,000 shares. The remaining shares were owned by Mr. Liew Chin Loong (90,000 shares; 15%), who resides in Malaysia and LYF & Son Realty Sdn. Bhd., a Malaysian corporation (450,000 shares; 75%). Pursuant to the Share Exchange Agreement, Mr. Lok received 50 million shares of the Company's common stock; Mr. Liew received 75 million shares; and LYF & Son Realty Sd. Bhd. received 375 million shares. As a result of the Share Exchange Agreement, SBS became a wholly owned subsidiary of the Company and the Company now carries on the business of SBS as its primary business. The closing of the SBS Agreement occurred on April 23, 2015.

SBS Mining Corp. Malaysia Sdn. Bhd. is a producer of metal ore and is focused on producing iron ore, bauxite and tin ore. Currently SBS is principally engaged in the prospecting of minerals and to carry out the mining of minerals upon successful exploration.  The Company is not in actual development or production of any mineral deposits.

CURRENT INVESTMENTS

At the time of the acquisition of SBS by GMCI, SBS held licenses to the following two (2) properties on which it is prospecting for iron ore mining:

NO	Mining Land	Mining Area (Hectares)
1	Sungai Bekil, Mukim Of Batu Talam, State Of Pahang Darul Makmur, Malaysia	50
2	Sungai Semeriang, Mukim Of Batu Talam, State Of Pahang Darul Makmur, Malaysia	50

The total mining area measures approximately 100 hectares (247 Acres).

In January 2016, the licenses for these concessions expired. SBS is in negotiations with the owners of these concessions.

At the time that the SBS Agreement was concluded (approximately the second quarter of 2015), the market price for iron ore was between $45 and $65. SBS believed that there would be a downward trend for iron ore prices and eventually the market price fell below $45 in December 2015. Therefore, SBS Mining commenced a plan to move into financing bauxite mining and trading in the surrounding area. SBS believes that shipments and demand for bauxite will increase, as illustrated by the fact that China imported 14 times more bauxite from Malaysia in November 2014 than in March 2014, after an export ban in Indonesia stopped supplies of the ore to the world's biggest consumer of industrial metals.

Bauxite mines are springing up in Malaysia and shipping an ever-increasing amount of the raw material used for the production of aluminum to China, helping fill a gap since Indonesia banned ore exports in January 2015 in a bid to encourage value-added processing at home.

China will need around 130 million tonnes of bauxite next year to feed its fast-growing aluminum industry and must import about 36.8 million of that, according to consultancy CRU. "Definitely bauxite imports from Malaysia will increase significantly next year," said Wan Ling, an analyst with CRU in Beijing, forecasting the country's shipments to China could reach 10 million tonnes.

COMPETITION

Currently, we do not have any direct competition with respect to the specific properties we hold licenses to.  If we develop production capacity with respect to bauxite, we would compete with other suppliers of these materials. Because bauxite is sourced world-wide, our competition would include companies operating in diverse locations such as Australia, the People’s Republic of China, Brazil, and India, among others.  The companies that commonly are producing materials of this nature are large capitalization companies, with established mining clams and operations.  Their deposits are often refined and sold through related parties or to and through companies with which they have long standing relationships.

In terms of developing our business plan and conducting exploration and later deposit development, we also expect to compete for qualified geological and environmental experts to assist us in our exploration of mining prospects, as well as any other consultants, employees and equipment that we may require in order to conduct our operations.

Currently, there is significant competition for financial capital to be deployed in mining and material extraction.  Therefore, it is difficult for smaller companies such as us to attract investment for its exploration activities.  We cannot give any assurances that we will be able to compete for capital funds, and without adequate financial resources management cannot assure that the Company will be able to compete in exploration activities and ultimately in material deposit development, production and sales.

REGULATION

The exploration and development of a mining prospect in Malaysia is subject to regulation by a number of governmental authorities. The regulations address many environmental issues relating to air, soil and water contamination and apply to many mining related activities including exploration, mine construction, mineral and ore extraction, ore milling, water use, waste disposal and use of toxic substances. In addition, we are subject to regulations relating to labor standards, occupational health and safety, mine safety, general land use, export of minerals and taxation. Many of the regulations require permits or licenses to be obtained and the filing of certain notices, the absence of which or inability to obtain will adversely affect the ability for us to conduct our exploration, development and operation activities. The failure to comply with the regulations and terms of permits and licenses may result in fines or other penalties or in revocation of a permit or license or loss of a prospect.

EMPLOYEES

Effective December 12, 2014, Mr. Lok Khing Ming was added as the Chief Executive Officer, President, Treasurer and sole director of the Company.

As of the closing of the SBS Agreement, Mr. Lok does not draw a salary.  Notwithstanding the current arrangement, the Company may pay Mr. Lok a salary or other compensation on a bonus basis in the future, in amounts determined in the discretion of the Company or as negotiated, which compensation may take the form of cash, stock issuances, employee options and promissory notes.

On October 5, 2016, the Board of Directors (the “Board”) of GMCI Corp., a Nevada corporation (the “Company”), appointed its current Chief Executive Officer, Mr. Lok Khing Ming, as the Company’s Chairman of the Board.

Concurrently therewith, Mr. Calvin Chin, the Company’s current Chief Financial Officer (“CFO”) was appointed as the Chief Executive Officer (“CEO”), which left a vacancy for the position of Chief Financial Officer. The following individuals were therefore appointed to their respective positions:

M.W. Jason Chan as the Company’s Chief Financial Officer.
S.N. Loh as the Company’s Chief Operating Officer.
Dr. Brian Kee Mun Wong as the Company’s Chief Marketing Officer.
Kevin Chea Lin Liu as the Company’s Chief Sales Officer.

Following is biographical information for each of the new Officers listed above.

M.W. “Jason” Chan
From August 2010 to September 2016, Mr. Chan managed a portfolio of audit clients with divergent operations, including but not limited to, public offerings, due diligence audits, restructuring and reverse takeovers for Baker Tilly Monteiro Heng, an accounting and audit firm located in Kuala Lumpur, as its Director of Transaction Reporting division.

S.N. Loh
From April 2012 to October 2015, Mr. Loh was the General Manager responsible for marketing, sales, business development and planning for WRP Asia Pacific Sd. Bhd., a medical glove manufacturing company located in Malaysia. From August 2009 to March 2012, Mr. Loh was the Operations Director, responsible for factory operations, for Vinh Chanh Co. Ltd., a bio mass fuel supplier in Vietnam.

Dr. Brian Kee Mun Wong

From March 2016 to August 2016, Dr. Wong was Marketing Director for Putra Business School in Serdang, Malaysia. While in this position he was responsible for implementing new marketing strategies for the school. From November 2014 to February 2016, he was Head of Infrastructure Segment (Marketing) for Lafarge Malaysia Bhd, a construction company located in Damansara, Malaysia. His responsibilities in this position included overseeing the budget and growth of the infrastructure segment business. From February 2013 to October 2014, Dr. Wong was responsible for market intelligence data as Head of Research & Informatics at Malaysia Healthcare Travel Council in Malaysia. From July 2009 to June 2011, Dr. Wong was a faculty member in Taylor’s University, Malaysia.

Kevin Chea Lin Liu

From March 2014 to March 2016, Mr. Liu was Managing Director responsible for recruitment at AIMS Select, a human resources management and services company located  in Kuala Lumpur, Malaysia. From November 2010 to January 2014, Mr. Liu was Head of Retail Sales for Maxis, a telecommunications company located in Malaysia.

Executive Offices

Our principal executive offices are located at Level 1 Tower 1 Avenue 3 The Horizon, Bangsar South City, Kuala Lumpur, Malaysia 59200.  Our telephone number is 60-3-2242-2259.

Item 1A. Risk Factors.

Risks Related to Our Business

We are an "emerging growth company" under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30.

Our status as an “emerging growth company” under the JOBS Act of 2012 may make it more difficult to raise capital as and when we need it.  Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it.  Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry.  If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

We have elected not to have to comply with new and revised accounting standard while we are an emerging growth company until such standards apply to private companies, which means our financial statements may not be comparable to other public companies.

The JOBS Act affords us the ability to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.  This election, which we have made, is irrevocable.  The result of this election means that our financial statements may not be comparable to other public companies that comply with the accounting standards when effective.

There is substantial doubt as to whether we can continue as a going concern.

Our auditors have included an explanatory paragraph in their opinion that accompanies our audited financial statements as of and for the year ended December 31, 2014, indicating that our accumulated deficit of $437,925and negative working capital of $332,559 raise substantial doubt about our ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.  At June 30, 2015, we had an accumulated deficit of $606,962 and negative working capital of $505,080.

If we are not able to face and solve one or more of the challenges that a developing company in the mining industry typically encounters, we will not succeed in implementing our business plan.

We expect to face many challenges in our business.  These will include, but are not limited to:

•	Engaging and retaining the services of qualified geological, engineering and mining personnel and consultants;

•	Establishing and maintaining budgets;

•	Implementing appropriate financial controls;

•	Acquiring relevant mineral and ore deposit data efficiently;

•	Staking and evaluating appropriate prospects;

•	Establishing initial exploration plans for mining prospects;

•	Obtaining and verifying studies to determine mineral and ore deposit levels on our prospects;

•	Ensuring the necessary exploratory and operational permits are filed on a timely basis, and the necessary permits are maintained and approved by the federal and state authorities; and

•	Adhering to regulatory requirements.

The failure to address one or more of these above factors may impair our ability to carry out our business plan.  In that event, an investment in the company would be substantially impaired.

We will be dependent on locating and hiring, at economical rates, independent consultants and occasional workers for the implementation of our business plan.

To locate, obtain and evaluate prospects and to conduct initial testing and later on any excavation and processing, we will rely on consultants and occasional workers in addition to our own staff.  We may not be able to locate, employ or retain persons with the appropriate experience and skills to successfully execute our business plan.  The inability to do the proposed actions on a timely basis or at all may result in the delay of implementing our business plan, thereby causing additional expense or our business failure.

Mineral and ore extraction has many risks associated with it, which risks may make our business more costly or more difficult to pursue.  We may have to curtail our operations if we are not able to surmount any issues that we encounter.

Mineral and ore exploration has significant risks.  Some of the exploratory risks include the following:

•	It is dependent on locating commercially viable mineral or ore deposits in our prospects and skillful management of prospects once found or located; and

•	Mineral and ore deposits may vary substantially in a prospect, rendering what was initially believed a profitable deposit of little or no value.

Mineral and ore exploration and ultimate exploitation may be affected by unforeseen changes including:

•	Changes in the value of minerals and ore;

•	Changes in regulations, including mining and environmental regulations;

•	Environmental concerns about mining in an area or in general, particularly in relation to minerals and ores in the rare earth category;

•	Technical issues relating to extraction, such as rock falls, subsidence, flooding and weather conditions; and

•	Labor issues.

Any of these individually or together could delay or halt implementation of the business plan or raise costs to levels that may make it unprofitable or impractical to pursue our business objectives.

Our business future is dependent on finding prospects with sufficient mineral and ore grade and consistency without which it may not be practical to pursue the business plan, and investors will lose their investment.

Our business model depends on locating prospects with commercially sufficient amounts of iron ore, bauxite, and tin ore.  Until actual extraction and processing is undertaken, we will not know if our prospects have commercially viable mineral or ore deposits that can be profitably marketed. Even if initial reports about a particular prospect are positive, subsequent activities may determine that the prospect is not commercially viable. Thus, at any stage in the exploration and development process, we may determine there is no business reason to continue, and at that time, our financial resources may not enable us to continue exploratory operations and will cause us to terminate our current business plan.  If we do substantially curtail or terminate our business, investors will lose their entire investment.

The properties that the Company holds licenses to may not have any of the mineral or ore deposits sought by the Company or if there are such mineral or ore deposits, they may not be commercially viable, therefore causing a total loss of investment in the Company.

The probability of the properties that the Company holds licenses to having mineral or ore deposits of iron ore, bauxite or tin ore that are commercially viable is remote.  The fact that mining is a capital intensive and operationally an expensive business, and natural resources are subject to market volatility, makes commercial viability difficult to assess and obtain.  Therefore, the exploration activities may result in a final decision that there is no commercial point in pursing the mining properties.  In that event, investors will lose their investment in the Company with no prospect of realizing on their investment.

Regulatory compliance is complex and the failure to meet all the various requirements could result in loss of a prospect, fines or other limitations on the proposed business.

We will be subject to regulation by numerous governmental authorities in Malaysia.  The failure or delay in making required filings and obtaining regulatory approvals or licenses will adversely affect our ability to explore for viable mineral or ore deposits and carry out subsequent aspects of our business plan.  The failure to obtain and comply with any regulations or licenses may result in fines or other penalties, and even the loss of our rights over a prospect.  We expect compliance with these regulations to be a substantial expense in terms of time and cost.  Therefore, compliance with or the failure to comply with applicable regulation will affect our ability to succeed in our business plan and ultimately to generate revenues and profits.

Our business plan is premised on the price of minerals and ores in the global markets.

Our business plan depends on the price of minerals and ores in the global markets.  The viability of any commercialization of minerals and ores will depend on the cost of recovery versus the market price of the mineral or ore and whether or not it has uses in the markets.  An increase in market use and price will encourage industry interest in mine development of smaller operations such as our prospects and improve the likelihood of our overall success.  The viability of our business plan is also dependent on the price of minerals and ores remaining at least at current prices.  If prices fall substantially from the current levels, then our costs will be such that there will be insufficient profit margins and incentives to pursue our business plan.  In that event, the Company will have to curtail its business plan and investors will lose their investment.

The Company faces competition from established mining operations and competition may develop among the junior mining companies, which will be better able to locate, stake and explore new mineral and ore sources more cost effectively and quicker than us.

There are many established mining companies that command greater resources than those available to the Company.  These established companies have adequate financing, established claims, operations that are working and established means of extracting, processing and distribution. Additionally, there are numerous junior mining, exploration and production companies in existence that may be compete with us if the prices iron ore, bauxite or tin ore increase.  These smaller companies may be more established and have resources unavailable to the Company, which will provide them advantage in their exploration, development and extraction activities.  These companies likely would be able to reach production stages sooner than the Company and obtain market share before us.  If our competition is such that we cannot compete and generate a sufficient return on our investment and operations, we may be forced to curtail our operations, resulting in a loss to investors.

We will compete with other mining enterprises for appropriate consultants and employees.

We will compete in the hiring of appropriate geological, engineering, permitting, environmental and other operational experts to assist with the location, exploration and development of prospects and implementation of our business plan.  We believe we will have to offer or pay appropriate cash compensation and options to induce persons to be associated with an early-stage exploration company.  If we are unable to make appropriate compensation packages available to induce persons to be associated with the Company because of its limited resources, we will not be able to hire the persons we need to carry out our business plan.  In that event, investors will have their investment impaired or it may be entirely lost.

The Company will require additional capital to fund expanded operations, without which we will have to curtail our plans and investors, may lose the potential of their investment.

To commence our business plan, we will need additional capital.  We believe we will need substantial amounts of equity investment in the early stages of our business plan. If we encounter unexpected expenses, the initial amounts of working capital will have to be increased, therefore, we may need additional capital sooner than expected during the exploratory stages of the business plan.  The mining business, in all of its aspects, requires significant capital. Without additional capital the Company will have to curtail or substantially modify its overall business plan or abandon elements of it.

As of June 30, 2015 the Company had approximately $624,526 in related party debt, which if it cannot repay when due, will permit the holders to seek renegotiation or bankruptcy alternatives, the result of which could terminate implementation of the business plan.

The Company has $624,526 of debt related to advances from our majority shareholder, officers and directors to meet obligations in the normal course and for general working capital.  From time to time, the Company may also have trade debt and equipment financing outstanding.  If the Company is unable to repay any of its obligations when due, the creditors could put the company into bankruptcy or force renegotiation of the terms of outstanding debt on terms that may be substantially less favorable.  In either event, the ability of the Company to pursue its business plan will be impaired and the equity of the company will become worthless.  To settle existing debt and any other debt outstanding from time to time, the Company may seek agreement with the holders to exchange the debt or obligation for shares of capital stock.  In that case, there may be dilution experienced by investors in the Company.  The management cannot predict whether it will be able to use any capital stock in this manner or the amount of capital stock that may have to be issued.

The Company does not have any identified sources of additional capital, the absence of which may prevent it from continuing its operations.

The Company does not have any arrangements with any investment banking firms or institutional lenders.  Because we will need additional capital in the future, we will have to expend significant effort to raise operating funds.  These efforts may not be successful, and they may be disruptive to our executives other responsibilities and our operations.  In the absence of necessary capital, we will have to limit or curtail operations.

A majority stockholder has the ability to control our business direction.

Because our majority stockholder owns approximately 52% of the issued and outstanding shares of common stock, it is in a position to control the election of our board of directors and the selection of officers, management and consultants.  Therefore, investors will be entirely dependent on its judgment in implementing the business plan of the Company.

There is not an active trading market for our common stock, and if a market for our common stock does not develop, our investors may be unable to sell their shares.

Our common stock is currently quoted on the OTC Pink trading system. The OTC Pink trading system is not a listing service or exchange, but is instead a dealer quotation service for subscribing members. The securities that trade on the OTC Pink trading system tend to be highly illiquid, and there is a greater chance of market volatility for securities that trade on the OTC Pink.  In addition, the value of our common stock could be affected by many factors such as the following, some of which we may not be able to control or influence:

•	Actual or anticipated variations in our operating results;

•	Changes in the market valuations of other companies operating in our industry;

•	Announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•	Additions or departures of key personnel;

•	Sales of our common stock or other securities in the open market; and

•	Conditions or trends in the market in which we operate.

In a volatile market, investors may experience wide fluctuations in the market price of our securities. These fluctuations may prevent investors from obtaining a market price equal to the purchase price upon an attempt to sell our securities in the open market. In these situations, investors may be required either to sell our securities at a market price which is lower than the purchase price, or to hold our securities for a longer period of time than planned. An inactive market may also impair our ability to raise capital by selling shares of capital stock and may impair our ability to acquire other companies, assets or technologies by using common stock as consideration.

A decline in the price of our common stock could affect our ability to raise further working capital, it may adversely impact our ability to continue operations and we may go out of business.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. Because we may attempt to acquire a significant portion of the funds we need in order to conduct our planned operations through the sale of equity securities, or convertible debt instruments, a decline in the price of our common stock could be detrimental to our liquidity and our operations because the decline may cause investors to not choose to invest in our stock. If we are unable to raise the funds we require for all our planned operations, we may be forced to reallocate funds from other planned uses and may suffer a significant negative effect on our business plan and operations, including our ability to develop new products and continue our current operations. As a result, our business may suffer, and not be successful and we may go out of business. We also might not be able to meet our financial obligations if we cannot raise enough funds through the sale of our common stock and we may be forced to go out of business

Because our principal assets will be located in Malaysia, outside of the United States, and some of our officers and directors, reside outside of the United States, it may be difficult for an investor to enforce any right based on U.S. federal securities laws against us and/or our officers and directors, or to enforce a judgment rendered by a United States court against us or our officers or directors.

Our principal operations and assets will be located in Malaysia, outside of the United States, and some of our officers and directors are non-residents of the United States. Therefore, it may be difficult to effect service of process on all our officers or directors in the United States, and it may be difficult to enforce any judgment rendered against our officers or directors. As a result, it may be difficult or impossible for an investor to bring an action against all our officers or directors, in the event that an investor believes that such investor's rights have been infringed under the U.S. securities laws, or otherwise. Even if an investor is successful in bringing an action of this kind, the laws of Malaysia, or any other country, may render that investor unable to enforce a judgment against the assets of our officers or directors. As a result, our shareholders may have more difficulty in protecting their interests through actions against our management, officers or directors, compared to shareholders of a corporation doing business and whose officers and directors reside within the United States.

Additionally, because of our assets are located outside of the United States, they will be outside of the jurisdiction of United States courts to administer, if we become subject of an insolvency or bankruptcy proceeding. As a result, if we declare bankruptcy or insolvency, our shareholders may not receive the distributions on liquidation that they would otherwise be entitled to if our assets were to be located within the United States under United States bankruptcy laws. We believe that if the prospective investors are located outside of the United States, that the protection afforded them by the United States bankruptcy code will be unavailable for them, or that it may not be enforceable where the primary assets are located.

We cannot assure you that we will declare dividends or have the available cash to make dividend payments, and as a result you may not receive any return on investment unless you sell your common stock for a price greater than that which you paid for it.

Although we do not currently intend to pay dividends, to the extent we decide in the future to pay dividends on our common stock, we will pay such dividends at such times and in such amounts as the board of directors determines appropriate and in accordance with applicable law. Our board of directors may take into account general and economic conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions and implications on the payment of dividends by us to our stockholders or by our subsidiaries to us and such other factors as our board of directors may deem relevant. There can be no assurance that we will pay dividends going forward or as to the amount of such dividends. As a result, you may not receive any return on an investment in our common stock unless you sell our common stock for a price greater than that which you paid for it.

Our common stock is and will be subordinate to all of our existing and future indebtedness.

Shares of our common stock are common equity interests in us and, as such, will rank junior to all of our existing and future indebtedness and other liabilities. Additionally, our right to participate in a distribution of assets upon any of our subsidiaries’ liquidation or reorganization is subject to the prior claims of that subsidiary’s creditors.

Because we may be subject to the “penny stock” rules, you may have difficulty in selling our common stock.

Our common stock may be subject to regulations of the SEC relating to the market for penny stocks. Penny stock, as defined by the Penny Stock Reform Act, is any equity security not traded on a national securities exchange that has a market price of less than $5.00 per share. The penny stock regulations generally require that a disclosure schedule explaining the penny stock market and the risks associated therewith be delivered to purchasers of penny stocks and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors. The broker-dealer must make a suitability determination for each purchaser and receive the purchaser’s written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures, including the actual sale or purchase price and actual bid offer quotations, as well as the compensation to be received by the broker-dealer and certain associated persons. The regulations applicable to penny stocks may severely affect the market liquidity for your common stock and could limit your ability to sell your securities in the secondary market.

The Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit your ability to buy and sell our common stock, which could depress the price of our shares.

FINRA has adopted rules that require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

Item 2. Financial Information.

This current report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. These include statements about our expectations, beliefs, intentions or strategies for the future, which we indicate by words or phrases such as “anticipate,” “expect,” “intend,” “plan,” “will,” “we believe,” “management believes” and similar language. Except for the historical information contained herein, the matters discussed in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and elsewhere in this current report on Form 8-K are forward-looking statements that involve risks and uncertainties. The factors listed in the section captioned “Risk Factors,” as well as any cautionary language in this current report on Form 8-K, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from those projected. Except as may be required by law, we undertake no obligation to update any forward-looking statement to reflect events after the date of this current report on Form 8-K.

Overview

We intend for this discussion to provide information that will assist in understanding our financial statements, the changes in certain key items in those financial statements, and the primary factors that accounted for those changes, as well as how certain accounting principles affect our financial statements.

The Company is regarded as a “smaller reporting company”, as such term is defined in Item 10(f) of Regulation S-K promulgated by the Securities and Exchange Commission under the Securities Act of 1933, and as such it is not required to provide the Selective Financial Data and Quantitative and Qualitative Disclosures about Market Risk information otherwise required under this item.

Fiscal Years Ended June 30, 2015 and 2014

The following discussion and analysis should be read in conjunction with SBS’s audited Income Statements and Cash Flow Statements, for the twelve (12) month periods ended June 30, 2015 and 2014, and accompanying notes that appear in Exhibit 99.1 in this current report.

Overall Operating Results of SBS

SBS does not have the financial resources and does not have any commitments for funding from unrelated parties or any other agreements that will provide working capital. We cannot give any assurance that we will locate any funding or enter into any agreements that will provide the required operating capital. SBS has been dependent on its shareholders and third parties to provide it with working capital since inception.

During the fiscal year ended June 30, 2014, SBS received a total of $446,601 from its controlling shareholder and related parties including officers and directors,  and received a further $218,289 from these parties to fund SBS’ operations during the fiscal year ended June 30, 2015.

Revenue

SBS had no revenues during the fiscal years ended June 30, 2015 and 2014.

Operating Expenses

SBS’ Operating Expenses for the year ended June 30, 2015 were $304,808, compared to Operating Expenses of $274,568 for the year ended June 30, 2014.

Operating Expenses for the fiscal year ended June 30, 2015 included exploration expenses of $3,651, office and general administrative costs of $111,142, depreciation of $29,064, salaries and benefits of $144,108 and professional fees of $16,043, compared to exploration expense of $130,393, office and general administrative costs of $85,458, depreciation of $21,966, salaries and benefits of $32,052 and professional fees of $4,699, for the year ended June 30, 2014.

Liquidity and Capital Resources:

Cash Flows

Operating Activities

For the fiscal year ended June 30, 2015, net cash used by operating activities was $201,684.  The negative cash flow for such period related to SBS’ net loss of $304,008, adjusted for depreciation of $29,064, an increase in other receivables and deposits in the amount of $149,529, an increase in other payables and accrual in the amount of $4,500, an increase in amounts due to holding company in the amount of $215,179 and an increase in amounts due to related parties of $3,110.

For the fiscal year ended June 30, 2014, net cash provided by operating activities was $177,782.  The positive cash flow for such period related to SBS’ net loss of $275,451, adjusted for depreciation of $21,966, an increase in amount due from related parties of $22,100, an increase in other receivable and deposits in the amount of $354, an increase in other payables and accrual in the amount of $7,120, an increase in amounts due to holding company in the amount of $412,589 and an increase in amounts due to related parties of $34,012.

Investing Activities

For the fiscal year ended June 30, 2014, net cash us by investing activities was $4,007 for purchase plant and equipment, compared to $138,842 for the prior fiscal year.

Financing Activities

For the fiscal year ended June 30, 2015, net cash provided from financing activities was $152,820, which was comprised of proceeds from the sale of common stock. For the prior fiscal year, net cash provided from financing activities was $30,673, which was comprised of proceeds from the sale of common stock.

Liquidity

Through the date of completion of the SBS Agreement, SBS has funded its operations primarily with capital provided by its controlling shareholder and related parties through advances proceeds from the offering of common stock. SBS does not have further commitments from any party with regards to meeting its operating requirements.

As of June 30, 2015, SBS had $4,940 in cash on hand, $137,942 in other receivables and deposits and $19,393 in amounts due from related parties, compared to $0,916 in cash on hand, $1,913 in other receivables and deposits and $22,820 in amounts due from related parties as of June 30, 2014. Since SBS is unable to reasonably project its future revenue, it must presume that it will not generate revenue to sustain its operations for the next twelve (12) months.  If we are not able to generate sufficient revenue, we will need to obtain additional debt or equity funding after the next twelve (12) month period but there can be no assurances that such funding will be available to us in sufficient amounts or on reasonable terms.

Off-Balance Sheet Arrangements

As of June 30, 2015, the Company had no off-balance sheet arrangements.

JOBS Act - Adoption of New and Revised Standards

The JOBS Act affords us the ability to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.  This election, which we have made, is irrevocable.  The result of this election means that our financial statements may not be comparable to other public companies that comply with the accounting standards when effective.

Emerging Growth Company Status

We have elected to be treated as an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards.

Going Concern

SBS’ auditors have included an explanatory paragraph in their opinion that accompanies our audited financial statements as of and for the year ended June 30, 2015, indicating that SBS’ accumulated deficit of $578,770 and negative working capital of $432,471 raise substantial doubt about its ability to continue as a going concern. We do not have any current prospects for obtaining financing and as part of our business plan and we intend to seek operational capital to commence our exploration activities and maintain our operations.  We do not have any prospects for generating revenues within the near or longer-term future because we are in the exploration stage of a mining business.  Therefore, we may not be able to continue with our business plan and have to curtail our operations and any early exploration activities.

New Accounting Pronouncements

We do not expect the adoption of recently issued accounting pronouncements to have a significant impact on its results of operations, financial position, or cash flow.

Item 3. Properties.

The Company office is located at Level 1 Tower 1 Avenue 3 The Horizon, Bangsar South City, Kuala Lumpur, Malaysia 59200. The SBS office is located at No 1, 1st Floor, Lorong Sekilau 1, Bukit Sekilau, 25200 Kuanan, Pahang Darul Makmur, Malaysia.

Item 4. Item Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of January 15, 2017 by: (1) each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock; (2) each of our directors and named executive officers; and (3) all of our current directors and executive officers as a group. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Class
Named Directors and Executive Officers
Lok Khing Ming(2) No. 20 Jalan Raja Nong 6 Taman Bunga Raya 41000 Klang Selangor DE, Malaysia	50,000,000	6.937%
Calvin Chin – Chief Executive Officer Perdana Exclusive Condo, Jalan PJU8/1 47820 Damansara Perdana Petaling Jaya, Selangor Malaysia	-0-	---
M.W. Jason Chan - Chief Financial Officer Level 1, Tower 1 Avenue 3, The Horizon Bangsar South City 59200 Malaysia	-0-	---
S.N. Loh – Chief Operating Officer 19 Laluan Lapangan Siber 3 Bandar Cyber Ipoh Perak 31350 Malaysia	-0-	---
Directors and Executive Officers as a Group(2)	50,000,000	6.937%
5%+ Shareholders
Lok Khing Ming(2) No. 20 Jalan Raja Nong 6 Taman Bunga Raya 41000 Klang Selangor DE, Malaysia	50,000,000	6.937%
LYF & Son Realty Sdn. Bhd. 37A 1st Fl. Linstasan Perajuirt 6 Taman Perak 31400 IPOH Perak, Malaysia	375,000,000	52.03%
Liew Chin Loong L/491-B, Jin Pengkalan Chepa 15400 Kota Bahru Kelantan, Malaysia	75,000,000	10.41%
All 5%+ Shareholders as a Group	500,000,000	69.38%

(1)
Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on January 15, 2017. As of January 15, 2017, there were 720,802,346 shares of our company’s common stock issued and outstanding.

(2)
Lok Khing Ming, was appointed as Chief Executive Officer and sole director of the Company  effective December 12, 2014 and then appointed as the Chairman of the Board on October 5 2016 and replaced as CEO by Calvin Chin.

Changes in Control

We are unaware of any contract or other arrangement or provisions of our Articles or Bylaws the operation of which may at a subsequent date result in a change of control of our company. There are not any provisions in our Articles or Bylaws, the operation of which would delay, defer, or prevent a change in control of our company.

Item 5. Directors and Executive Officers.

(a) – (b) Identification of Directors and Executive Officers.

The Company: The following table identifies all of the members of the Company’s Board of Directors and its Executive Officers, as of January 31, 2017. The members of the Board serve until the next annual meeting and a successor is appointed and qualified, or until resignation or removal.

Name	Age	Positions Held	Date of Appointment
Lok Khing Ming	45	Chairman of the Board of Directors	October 5, 2016(1)
Calvin Chin	41	Chief Executive Officer	October 5, 2016(2)
M.W. “Jason” Chan	43	Chief Financial Officer	October 5, 2016
S.N. Loh	44	Chief Operating Officer	October 5, 2016
(1)	Mr. Lok was originally appointed as an officer and director on December 12, 2014.
(2)	Mr. Chin was originally appointed as the Chief Financial Officer of GMCI on October 1, 2015.

(c)  Identification of certain significant employees. The Company currently does not have any significant employees.

(d) Family relationships. None.

(e)  Business experience

Mr. Lok Khing Ming Member of the Board of Directors, Chief Executive Officer, President and Treasurer

Mr. Lok Khing Ming was previously the managing director of SBS Mining Corporation Malaysia Sdn. Bhd., a company engaged in mining and trading iron ore. Mr. Lok's responsibilities include leading the exploration for mining opportunities in and around Malaysia, developing business strategies and implementing the Company's marketing plan.  From 2007-2010, Mr. Lok was General Manager of Asia East Coast Mining Sdn. Bhd., a company engaged in gold mining.

In November 1991 Mr. Lok earned a Diploma in Electronic Engineering from the Federal Institute of Technology, Malaysia.

Calvin Chin – Chief Executive Officer

Mr. Chin was the Head of Finance for HCM-Hygenic Corporation (M) Sdn. Bhd. (US multinational corporation) located in Batu Gajah, Perak, Malaysia) from July 2004 to October 2015. Mr. Chin’s duties included leading and emerging the finance team and assisting the managing auditor in management of the daily business operations. Mr. Chin, acting as one of the local directors for the Malaysia entity and sat on the Board of Directors as part of a decision maker for the Malaysia business entity. Mr. Chin reported directly to the CFO based in the Unites States on the financial position of the Malaysia Corporation.

Mr. Chin was a lead auditor with Ernst & Young from 2004 to 2008 and has auditing experience in specializing in Manufacturing, retailing, plantation and property development industry.

Mr. Chin earned a Professional degree from the Association of Certified Chartered Accountants. (ACCA , UK)

M.W. “Jason” Chan – Chief Financial Officer

From August 2010 to September 2016, Mr. Chan managed a portfolio of audit clients with divergent operations, including but not limited to, public offerings, due diligence audits, restructuring and reverse takeovers for Baker Tilly Monteiro Heng, an accounting and audit firm located in Kuala Lumpur, as its Director of Transaction Reporting division.

S.N. Loh – Chief Operating Officer

From April 2012 to October 2015, Mr. Loh was the General Manager responsible for marketing, sales, business development and planning for WRP Asia Pacific Sd. Bhd., a medical glove manufacturing company located in Malaysia. From August 2009 to March 2012, Mr. Loh was the Operations Director, responsible for factory operations, for Vinh Chanh Co. Ltd., a bio mass fuel supplier in Vietnam.

(f)   Involvement in certain legal proceedings.

None of the Company’s executive officers or directors have been involved in any legal proceedings during the past ten (10) years.

(g)  Promoters and control persons.

LYF & Son Realty SDN. BHD. is the Company’s controlling shareholder and is a Malaysian corporation. LYF & Son has not been a party to any legal proceedings at any time during the past ten (10) years.

Item 6. Executive Compensation.

The Company has not paid any compensation to any of its officers or directors and does not have any agreements in place or understandings to pay any compensation to its officers and directors.

Item 7. Certain Relationships and Related Transactions and Director Independence.

Other than as described below, the Company has not engaged in any transactions with any of its related persons.

On March 26, 2015, the Company, entered into a Share Exchange Agreement (the "Share Exchange Agreement") with all of the shareholders of SBS Mining Corp. Malaysia Sd. Bhd., ("SBS") a Malaysian corporation whose primary business is mining and exploration of properties located in Malaysia.  Pursuant to the Share Exchange Agreement, the Company acquired 600,000 shares of capital stock of SBS from the SBS Shareholders and in exchange issued 500,000,000 restricted shares of its common stock to the SBS Shareholders.

The 600,000 shares of SBS constituted all of the issued and outstanding shares of SBS and were held by a total of three (3) shareholders, including the Company's sole director and Chief Executive Officer, Mr. Lok Khing Ming. Mr. Ming owned ten percent (10%) of SBS, or 60,000 shares. The remaining shares were owned by Mr. Liew Chin Loong (90,000 shares; 15%), who resides in Malaysia and LYF & Son Realty Sdn. Bhd., a Malaysian corporation (450,000 shares; 75%). Pursuant to the Share Exchange Agreement, Mr. Lok received 50 million shares of the Company's common stock; Mr. Liew received 75 million shares; and LYF & Son Realty Sd. Bhd. received 375 million shares.

On June 15, 2015, the Company entered into a Subscription Agreement with its President and CEO, Mr. Lok Khing Ming, whereby the Company sold to Mr. Lok 120 million shares of its common stock. This sale of stock was priced at the par value of $0.001. Mr. Lok paid cash for these shares.

Item 8. Legal Proceedings.

None.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

Our common stock is available for trading on the OTC Pink trading platform.  Currently, there is only very occasional, sporadic trading and at such times only minimal volume. The common stock does not exhibit any consistent trading or regular prices to report herein. There can be no assurance given that the common stock will continue to be available for trading in any public market or that there will develop an active public market in the security. Therefore, holders of our common stock may not be able to sell their securities from time to time in the future, if at all.

Holders

As of January 15, 2017, we had approximately 203 shareholders of record of our common stock and believe that there may be additional beneficial holders of our common stock.

Dividends

We have not paid any cash dividends to our shareholders.  The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Equity Compensation Plans

The company has not adopted any equity compensation plans and does not anticipate adopting any equity compensation plans in the near future.  Notwithstanding the foregoing, because the company has limited cash resources at this time, it may issue shares or options to or enter into obligations that are convertible into shares of common stock with its employees and consultants as payment for services or as discretionary bonuses.  The company does not have any arrangements for such issuances or arrangements at this time.

Item 10. Recent Sales of Unregistered Securities.

1. On May 20, 2014, the Company acquired numerous maps, old drill log results and other data from a mining data base. In exchange for the data, 100,000 shares of common stock were issued. The acquired data was recognized as an intangible asset and measured at the market value of the common stock on date of issuance of $0.025; as such the cost base of the assets was $2,500.

2. On November 20, 2014, the Company entered a Debt Swap agreement with its former parent company Pacific Gold Corp, whereby the company indebtedness to the parent company from $204,932 as of November 20, 2014 to $195,000 in 10% interest rate convertible notes with conversion price at $0.05 per share. These notes were later waived and released by the holder.

3. During the period ended December 31, 2014, the Company received funds in the amount of $23,468 from a third party. These amounts are due on demand and bear no interest.

4. On March 26, 2015, the Company, entered into a Share Exchange Agreement (the "Share Exchange Agreement") with all of the shareholders of SBS Mining Corp. Malaysia Sd. Bhd., ("SBS") a Malaysian corporation.  Pursuant to the Share Exchange Agreement, the Company acquired 600,000 shares of capital stock of SBS from the SBS Shareholders and in exchange issued 500,000,000 restricted shares of its common stock to the SBS Shareholders.

The 600,000 shares of SBS constituted all of the issued and outstanding shares of SBS and were held by a total of three (3) shareholders, including the Company's sole director and Chief Executive Officer, Mr. Lok Khing Ming. Mr. Ming owned ten percent (10%) of SBS, or 60,000 shares. The remaining shares were owned by Mr. Liew Chin Loong (90,000 shares; 15%), who resides in Malaysia and LYF & Son Realty Sdn. Bhd., a Malaysian corporation (450,000 shares; 75%). Pursuant to the Share Exchange Agreement, Mr. Lok received 50 million shares of the Company's common stock; Mr. Liew received 75 million shares; and LYF & Son Realty Sd. Bhd. received 375 million shares.

5. On June 15, 2015, the Company entered into Subscription Agreements with its President and CEO, Mr. Lok Khing Ming, and Mr. Liew Kin Sing, a resident of Malaysia, whereby the Company sold to Mr. Lok 120 million shares of its common stock and sold to Mr. Liew 100 million shares of common stock. Both sales were priced at the par value of $0.001. Mr. Lok and Mr. Liew paid cash for these shares.

Exemptions from Registration

The shares of common stock and debt referenced in items #1 -3 above were issued in reliance upon an exemption from registration afforded under Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering, or Regulation D promulgated thereunder.  These issuances were exempt transactions pursuant to Section 4(2) of the Securities Act as they were private transactions by the Company and did not involve any public offering.

The sales described in items #4 and #5 above were made pursuant to the exemption from registration set forth in Regulation S, promulgated by the Securities Exchange Commission under the Securities Act of 1933. No underwriters were utilized in connection with this sale of securities.

Each issuance of these securities was to a single “non-U.S. person” (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction in which the Company relied on the registration exemption provided for in Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended (the “Act”), as the conditions of Regulation S were met, including but not limited to the following conditions:

- Mr. Lok is a Malaysian citizen and was in Malaysia at the time of the sale of the shares;
- Mr. Lok agreed to resell the shares only in accordance with Regulation S, pursuant to a registration under the Act, or pursuant to an available exemption from registration;
- Mr. Liew is a Malaysian citizen and was in Malaysia at the time of the sale of the shares;
- Mr. Liew agreed to resell the shares only in accordance with Regulation S, pursuant to a registration under the Act, or pursuant to an available exemption from registration;

Each certificate representing the shares sold contains a legend that transfer of the shares is prohibited except in accordance with the provisions of Regulation S, pursuant to a registration under the Act, or pursuant to an available exemption from registration and the hold may engage in hedging transactions with regards to the Company’s common stock unless in compliance with the Act.

Issuer Purchases of Equity Securities

There were no repurchases of common stock for the quarter ended March 31, 2015.

Item 11. Description of Registrant’s Securities to be Registered.

The authorized capital stock consists of 4,000,000,000 shares of common stock, all of which is designated common stock, $.001 par value, and 10,000,000 shares of preferred stock with a nominal value of $0.001 per share. As of January 15, 2017, there were 720,802,346 shares of common stock, and 0 shares of preferred stock, issued and outstanding.

Common Stock Description

The holders of common stock are entitled to one vote per share on all matters submitted to a vote of the shareholders.  In addition, the holders are entitled to receive dividends ratably, if any, as may be declared from time to time by the board of directors out of legally available funds.  In the event of our dissolution, liquidation or winding-up, the holders of common stock are entitled to share ratably in all the assets remaining after payment of all our liabilities and subject to the prior distribution to any senior securities that may be outstanding at that time.  The holders of common stock do not have cumulative voting rights or preemptive or other rights to acquire or subscribe for additional, unissued or treasury shares. The holders of more than 50% of such outstanding shares, voting at an election of directors can elect all the directors on the board of directors if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of the directors.

Preferred Stock

The designations, rights and privileges of the Company’s preferred stock have not been determined by the Company and no shares of the Company’s preferred stock have been issued.

Stock Transfer Agent

The stock transfer agent for the common stock is ClearTrust, LLC, 16540 Pointe Village Dr., #206, Lutz, Florida.

Item 12. Indemnification of Directors and Officers.

The Nevada Business Corporation Act permits Nevada corporations such as ours to include in the articles of incorporation a provision eliminating or limiting directors' exposure to liability for monetary damages for breaches of their duty of care as directors, if the director acted in good faith and with ordinary care. The act does not eliminate the directors' liability for monetary damages for acts or omissions not in good faith or involving the intentional violations of law, the improper purchase or redemption of stock, payment of improper dividends or any transaction from which the director received an improper personal benefit.

The act also permits Nevada corporations to indemnify any and all persons it has the power to indemnity. The act provides that a Nevada corporation may indemnify a person who was, is or is threatened to be made, a named party in a proceeding because the person is or was acting on behalf of the corporation. The indemnification by the corporation may be made if it is determined that the person conducted himself in good faith, reasonably believed that the conduct was in the corporation's best interests if the indemnitee is a director, or was at least not opposed to the corporations' best interests if the person was someone other than a director. Directors may not be indemnified if the person improperly benefited personally or the person is found liable to the corporation. The indemnification may be in respect of judgments, penalties, fines, settlements and reasonable expenses actually incurred.

We have implemented the above-described provisions. We do not have separate agreements of indemnification or advancement of expenses. We do not have directors and officers insurance.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, indemnification is against public policy and is therefore unenforceable. In the event that a claim for indemnification against liabilities, other than the payment by us of expenses incurred by a director, officer or controlling person in successful defense of any action, suit or proceedings, is asserted by such director, officer or controlling person in connection with the securities being offered or sold by us, we will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the federal securities law, and will be governed by the final adjudication of such case.

Item 13. Financial Statements and Supplementary Data.

Reference is made to the financial statements relating to SBS contained in Item 9.01 of this Current Report on Form 8-K, which is incorporated by reference.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15. Financial Statements and Exhibits.

(a)	Financial Statements.

Audited financial statements of SBS Mining Corp Malaysia Sdn. Bhd., for the fiscal years ended June 30, 2015 and 2014, Ex.99.1

(b)	Exhibits.

3.1 Articles of Incorporation of the Registrant incorporated by reference to Exhibit 3.01 to the Registrant’s Form 10-12G/A filed with the SEC on May 31, 2012, file number 000-54629.
3.2 Articles of Merger of the Registrant incorporated by reference to Exhibit 3.2 to the Registrant’s Form 10-K filed with the SEC on December 11, 2015, file number 000-54629.

3.3 Certificate of Amendment to Articles of Incorporation of the Registrant incorporated by reference to Exhibit 3.3 to the Registrant’s Form 10-K filed with the SEC on December 31, 2015, file number 000-54629.

3.4 Bylaws of Registrant incorporated by reference to Exhibit 3.02 to Exhibit 3.02 to the Registrant’s Form 10-12G/A filed with the SEC on May 31, 2012, file number 000-54629.
10.1 Share Exchange Agreement incorporated by reference to Exhibit 2.1 to the Registrant’s Form 8-K filed with the SEC on April 29, 2015, file number 000-54629.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements.

Audited financial statements of SBS Mining Corp Malaysia Sdn. Bhd., for the fiscal years ended June 30, 2015 and 2014, Ex 99.1

Pro Forma financial statements of GMCI Corp. as at March 31 2015 and December 31, 2014, Ex 99.2

(b)	Exhibits.

3.1 Articles of Incorporation of the Registrant incorporated by reference to Exhibit 3.01 to the Registrant’s Form 10-12G/A filed with the SEC on May 31, 2012, file number 000-54629.
3.2 Articles of Merger of the Registrant incorporated by reference to Exhibit 3.2 to the Registrant’s Form 10-K filed with the SEC on December 11, 2015, file number 000-54629.

3.3 Certificate of Amendment to Articles of Incorporation of the Registrant incorporated by reference to Exhibit 3.3 to the Registrant’s Form 10-K filed with the SEC on December 31, 2015, file number 000-54629.

3.4 Bylaws of Registrant incorporated by reference to Exhibit 3.02 to Exhibit 3.02 to the Registrant’s Form 10-12G/A filed with the SEC on May 31, 2012, file number 000-54629.
10.1 Share Exchange Agreement incorporated by reference to Exhibit 2.1 to the Registrant’s Form 8-K filed with the SEC on April 29, 2015, file number 000-54629.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GMCI CORP.

DATE: March 14, 2017

By:/s/ Calvin Chin
Name: Calvin Chin
Title: Chief Executive Officer